UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2010

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-9547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2010, FLIR Systems, Inc., an Oregon corporation (the “Company”), Indicator Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Indicator Merger Sub”), and ICx Technologies, Inc., a Delaware corporation (“ICx”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, on the terms and subject to the conditions thereof, Indicator Merger Sub will, within 20 calendar days of the date of the Merger Agreement, commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of ICx, $0.001 par value (the “Shares”), for $7.55 in cash per Share (the “Offer Price”). The Board of Directors of each of the Company, Indicator Merger Sub and ICx has unanimously approved the Merger Agreement and the transactions contemplated thereby.

Following a successful consummation of the Offer, Indicator Merger Sub will merge with and into ICx, with ICx surviving as a wholly-owned subsidiary of the Company (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than Shares held in the treasury of ICx or owned by the Company or Indicator Merger Sub, and other than Shares as to which appraisal rights have been perfected in accordance with applicable law) will be canceled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.

At the effective time of the Merger (i) each outstanding vested ICx option will be canceled, and each holder thereof will be entitled to receive an amount in cash equal to the excess (if any) of the Offer Price over the applicable exercise price per Share, multiplied by the number of Shares subject to such option; (ii) each outstanding unvested ICx option and each ICx restricted stock unit will be converted into a Company option or restricted stock unit, as applicable, with appropriate adjustments to the number of shares subject to the award and, in the case of an option, the per share exercise price, to reflect the Merger; and (iii) all outstanding warrants for Shares will be cancelled, and each holder of a warrant will be entitled to receive an amount in cash equal to (A) the Offer Price multiplied by the number of Shares subject to such warrant minus (B) the aggregate exercise price for the Shares subject to such warrant, on the terms and conditions set forth in the Merger Agreement.

Consummation of the Offer is subject to customary conditions, including, but not limited to, (i) at least a majority of outstanding Shares, calculated on a fully diluted basis, being validly tendered in the Offer and not validly withdrawn and (ii) approval, or the expiration or termination of all waiting periods, under applicable antitrust laws. Consummation of the Offer is not subject to a financing condition.

The Offer will initially expire on the 20th business day from the commencement thereof. However, until such time as the applicable conditions in the Merger Agreement have been satisfied, the Offer may be, and in certain cases must be, extended by Indicator Merger Sub, but in no event will Indicator Merger Sub be required to extend the offer past February 16, 2011 (the “Termination Date”), in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Consummation of the Merger is also subject to customary conditions, including, if required under Delaware law, approval of the Merger Agreement by ICx’s shareholders. The parties have agreed that, if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the Top-Up Option described in the next paragraph, Indicator Merger Sub owns at least 90% of the then-outstanding Shares, then provided that the other conditions of the Merger have been satisfied or waived, Indicator Merger Sub will merge into ICx through a “short-form” merger pursuant to Delaware law, which will not require the approval of ICx’s shareholders other than Indicator Merger Sub.

In the Merger Agreement, ICx has granted to Indicator Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, a number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by the Company or Indicator Merger Sub at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the fully diluted Shares (after giving effect to the issuance of all Shares pursuant to the Top-Up Option); provided that the Top-Up Option shall not be exercisable for a number of Shares in excess of the Company’s authorized and unissued Shares on a fully diluted basis or, if after the exercise of the Top-Up Option, the Company and Indicator Merger Sub would not own a sufficient number of Shares to cause a short-form merger pursuant to the applicable provisions of Delaware law. Indicator Merger Sub may exercise the Top-Up Option during the 10 business day period following the consummation of the Offer and, if any subsequent offering period is provided, during the 10 business day period following the expiration date of such subsequent offering period. The Top-Up Option will terminate upon the earlier of (i) the expiration of the periods referenced in the preceding sentence and (ii) the termination of the Merger Agreement in accordance with its terms.

In addition, under the Merger Agreement, effective upon the purchase of Shares pursuant to the Offer, the Company will be entitled to designate a number of directors, rounded up to the next whole number, on ICx’s Board of Directors and the committees thereof, equal to the product of (i) the total number of directors on ICx’s Board of Directors or the committees thereof, as applicable, and (ii) the percentage that the number of Shares beneficially owned by the Company and/or Indicator Merger Sub bears to the number of Shares then outstanding.

The Merger Agreement contains customary representations and warranties by ICx, Indicator Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of ICx and its subsidiaries between signing of the Merger Agreement and closing of the Merger, solicitation of alternative acquisition proposals by ICx, governmental filings and approvals, employee benefits and other matters.

Both the Merger Agreement and the Offer may be terminated under certain customary circumstances by the Company and/or ICx, including if the Offer has not been consummated on or before the Termination Date, if the Offer shall have expired or terminated in accordance with its terms without any Shares being purchased therein, if Indicator Merger Sub shall have failed to commence the Offer by the date that is 20 days following the date of the Merger Agreement or upon material uncured breach by the Company or Indicator Merger Sub, in the case of ICx, or by ICx, in the case of the Company, of any representation, warranty or covenant on the part of the Company, Indicator Merger Sub or ICx, as applicable, or if any representation or warranty of the Company or Indicator Merger Sub, in the case of ICx, or by ICx, in the case of the Company, shall have become untrue in any material respect. The Merger Agreement provides that the Company’s and Indicator Merger Sub’s fees and expenses incurred in connection with the Offer, the Merger and the Merger Agreement, in an amount up to $2,000,000, shall be paid by ICx to the Company under certain circumstances if the Merger Agreement is terminated by the Company as a result of any breach or inaccuracy of ICx’s representations or warranties or any breach of ICx’s covenants contained in the Merger Agreement.

The Company may also terminate the Merger Agreement in the event that the Board of Directors of ICx withdraws or modifies in a manner adverse to the Company or Indicator Merger Sub its recommendation of the Offer or the Merger or recommends or approves an alternative acquisition proposal. ICx may terminate the Merger Agreement to accept a superior alternative acquisition proposal under certain circumstances described in the Merger Agreement. The Merger Agreement provides for a termination fee of $8,200,000, payable by ICx to the Company, if the Merger Agreement is terminated under certain circumstances, including those described in this paragraph.

The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about the Company, ICx or Indicator Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ICx, Indicator Merger Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, certain affiliates of Wexford Capital LP (the “Wexford Entities”) holding approximately 62% of the outstanding Shares entered into a Tender and Support Agreement with the Company and Indicator Merger Sub under which they, among other things, (i) agreed to tender all of their Subject Shares (as defined below) pursuant to the Offer, (ii) agreed to vote the Subject Shares in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (and in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement) and against any other agreement or arrangement related to another proposal to acquire ICx or any liquidation dissolution, recapitalization extraordinary dividend or other significant corporate reorganization of ICx, and (iii) agreed not to exercise any appraisal rights in respect to the Subject Shares which may arise in connection with the Merger. The “Subject Shares” are all Shares beneficially owned by the Wexford Entities apart from Shares issuable upon exercise of options and restricted Shares but only to the extent such Shares remain unvested, unexercised or restricted.

The Tender and Support Agreement will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the effectiveness of the Merger and (iii) a reduction of the Offer Price or amendment to the minimum number of Shares required to be tendered pursuant to the Merger Agreement. In addition, the Wexford Entities will have no obligation to tender or vote their Subject Shares in accordance with the Tender and Support Agreement in the event of a Change in Recommendation (as defined in the Merger Agreement) made in compliance with the Merger Agreement (unless such Change in Recommendation is later withdrawn by ICx’s Board of Directors).

A copy of the Tender and Support Agreement is attached hereto as Exhibit 2.2 and incorporated herein by reference. The foregoing description of the Tender and Support Agreement is qualified in its entirety by reference to the full text of the Tender and Support Agreement.

Forward-Looking Statements

This Current Report on Form 8-K (“current report”) contains statements that are forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s and ICx’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the tender of a majority of the outstanding shares of common stock of ICx, calculated on a fully diluted basis, the possibility that the transaction will not close or that the closing may be delayed, the possibility that the Company will experience difficulties in the integration of the operations, employees, strategies, technologies and products of ICx if the transaction does close, the potential inability to realize expected benefits and synergies, changes in demand for the Company’s or ICx’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, the ability of the Company to manufacture and ship products in the time period required, actual purchases under agreements, and other risks discussed from time to time in the Company’s and ICx’s respective Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Important Additional Information

The tender offer (the “Offer”) described in this current report for all of the outstanding shares of common stock of ICx has not yet commenced. FLIR Systems, Inc. and its wholly-owned subsidiary Indicator Merger Sub, Inc. (“Indicator Merger Sub”) intend to file a Tender Offer Statement on Schedule TO (including an Offer to Purchase, Letter of Transmittal and related tender offer documents, the “Tender Offer Documents”) with the Securities and Exchange Commission (the “SEC”). This current report is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of ICx, nor is it a substitute for the Tender Offer Documents. Investors and ICx stockholders are strongly advised to read the Tender Offer Documents, the related Solicitation/Recommendation Statement on Schedule 14D-9 that will be filed by ICx with the SEC, and other relevant materials when they become available, as they will contain important information.

Investors and ICx stockholders can obtain copies of these materials (and all other related documents filed with the SEC) when available, at no charge on the SEC’s website at www.sec.gov. Copies can also be obtained at no charge by directing a request to Indicator Merger Sub at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Investors and ICx stockholders may also read and copy any reports, statements and other information filed by FLIR, Indicator Merger Sub or ICx with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among FLIR Systems, Inc., Indicator Merger Sub, Inc. and ICx Technologies, Inc.

2.2	Tender and Support Agreement, dated as of August 16, 2010, by and among FLIR Systems, Inc., Indicator Merger Sub, Inc. and each stockholder listed on Annex I thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 20, 2010.

FLIR SYSTEMS, INC.

By	/s/ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 16, 2010, by and among FLIR Systems, Inc., Indicator Merger Sub, Inc. and ICx Technologies, Inc.

2.2	Tender and Support Agreement, dated as of August 16, 2010, by and among FLIR Systems, Inc., Indicator Merger Sub, Inc. and each stockholder listed on Annex I thereto